Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Hawaiian Holdings, Inc. of our reports dated March 15, 2007, with respect to the consolidated financial statements and schedule of Hawaiian Holdings, Inc., Hawaiian Holdings, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Hawaiian Holdings, Inc., and our report dated March 17, 2006, with respect to the financial statements of Hawaiian Airlines, Inc., included in the Annual Report (Form 10-K) of Hawaiian Holdings, Inc. for the year ended December 31, 2006.

Form	Description
S-3	Hawaiian Holdings, Inc. Common Stock (No. 333-133615)
S-3	Hawaiian Holdings, Inc. Common Stock (No. 333-129503)
S-8	Hawaiian Holdings, Inc. 2005 Stock Incentive Plan (No. 333-127732)
S-8	Hawaiian Airlines, Inc. Stock Bonus Plan (No. 333-127731)
S-8	Hawaiian Holdings, Inc. 401(k) Savings Plan (No. 333-09671)
S-8	Hawaiian Holdings, Inc. Pilots’ 401(k) Plan (No. 333-09669)
S-8	Hawaiian Holdings, Inc. Pilots’ 401(k) Plan (No. 333-61244)
S-8	Hawaiian Holdings, Inc. 401(k) Plan for Flight Attendants (No. 333-09667)

/s/ ERNST & YOUNG LLP

Honolulu, Hawaii
March 15, 2007